SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On July 27, 2004, Tripos, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2004. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

 Date: July 27, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated July 27, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Wendy Carhart

Account Manager

(503) 443-7354

wendyc@wagged.com

For Release 6 a.m. EDT

July 27, 2004

Tripos Reports Second Quarter 2004 Financial Results

Company Delivers Top-Line Growth and Operating Profitability for the Quarter and Year to Date

ST. LOUIS -- July 27, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced financial results for the second quarter of 2004.

The results for the three months ending June 30, 2004, were as follows:

  Tripos posted revenues of $15.9 million, a 14 percent increase from the previous year's second quarter revenues of $14.0 million. Excluding hardware sales, revenues for this period were
  $15.9 million, compared with $13.5 million in the second quarter of 2003, an increase of
  18 percent.
  Operating profit was $893,000, compared with an operating loss of $1.9 million in the second quarter of 2003.
  Pretax income was $394,000, compared with pretax income of $2.1 million for the same period in 2003. Pretax income in the second quarter of 2003 included $3.3 million from the sale of shares of Arena Pharmaceuticals Inc.
  Net income was $156,000, or $0.02 per diluted share. This is compared with net income of
  $1.2 million, or $0.13 per diluted share, for the second quarter of 2003. Second quarter 2003 included an after-tax gain from the sale of shares of Arena Pharmaceuticals of $1.9 million or $0.20 per diluted share.

The results for the six months ending June 30, 2004, were as follows:

  Tripos posted revenues of $31.4 million, a 13 percent increase from the previous year's first half revenues of $27.7 million. Excluding hardware sales, revenues for this period were $31.3 million, compared with $27.1 million in the first six months of 2003, an increase of 16 percent.
  Operating profit was $811,000, compared with an operating loss of $2.1 million in the first six months of 2003.
  Pretax income was $354,000, compared with pretax income of $2.8 million for the same period in 2003. Pretax income in the first six months of 2003 included $4.6 million from the sale of shares of Arena Pharmaceuticals.
  Net income was $131,000, or $0.01 per diluted share. This is compared with net income of
  $1.6 million, or $0.17 per diluted share, for the first half of 2003. The six-month year-to-date period in 2003 included an after-tax gain of $2.6 million or $0.28 per diluted share from the sale of Arena stock.

"Tripos delivered much improved financial and operating performance in the first half of 2004," stated Dr. John P. McAlister, president and CEO of Tripos. "Strategic investments in Discovery Research resulted in significant revenue growth in that business. This growth, coupled with strong performance in our Discovery Informatics products business, has improved our cash position and overall financial strength."

Second Quarter Operational Highlights

The following strategic initiatives were announced during the second quarter:

  Tripos successfully launched LITHIUM™ 2.0, a desktop tool that for the first time provides a collaborative decision support environment for the broader research community beyond the computational specialist. State-of-the-art molecular graphics and a user-friendly interface allow biologists and medicinal chemists to view, understand, interact with and share complex 3-D molecular data, gaining access to vital research information.
  Bayer HealthCare AG and Tripos commenced a new license agreement, in which Tripos will deploy its proprietary discovery informatics software, SYBYL® and UNITY®, globally across Bayer's drug discovery and development organization. Under the terms of the agreement, Tripos will provide Bayer with license rights to SYBYL and UNITY for its research sites focused on the discovery and development of new therapeutics.

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com/. An archived copy of the Tripos webcast will be available beginning at 1 p.m. EDT today, and will remain on the Tripos Web site through Aug. 27.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per-share data)
	Three Months Ended		Six Months Ended
	30-Jun-04	30-Jun-03	30-Jun-04	30-Jun-03
Net sales
Discovery software products and support	$ 6,246	$ 5,750	$ 12,220	$ 11,832
Discovery informatics services	719	847	1,434	2,275
Discovery research products and services	8,908	6,866	17,635	12,951
Hardware	30	538	74	629
Total net sales	15,903	14,001	31,363	27,687

Cost of sales	7,409	6,800	15,102	12,532
Gross margin	8,494	7,201	16,261	15,155

Operating expenses
Sales and marketing	3,233	3,418	6,375	6,641
Research and development	2,465	3,846	5,293	6,831
General and administrative	1,903	1,796	3,782	3,832
Total operating expenses	7,601	9,060	15,450	17,304

Income (loss) from operations	893	(1,859)	811	(2,149)

Other income (loss), net	(499)	3,987	(457)	4,924
Income before income taxes	394	2,128	354	2,775

Income tax expense	238	910	223	1,187
Net income	$ 156	$ 1,218	$ 131	$ 1,588

Basic income per share	$ 0.02	$ 0.14	$ 0.01	$ 0.18
Diluted income per share	$ 0.02	$ 0.13	$ 0.01	$ 0.17
Basic weighted average shares	9,173	8,921	9,110	8,907
Diluted shares outstanding	9,352	9,216	9,349	9,228

Tripos, Inc.

Consolidated Balance Sheets

(in thousands, except per-share data)

	30-Jun-2004	31-Dec-2003
	Unaudited
Assets:
Current assets:
Cash and cash equivalents	$ 5,182	$ 2,945
Marketable securities	55	1,121
Accounts receivable	11,093	16,662
Inventory	12,865	12,863
Deferred income taxes	333	--
Prepaid expenses	3,267	5,054
Total current assets	32,795	38,645
Property and equipment, less accumulated depreciation	29,152	27,926
Capitalized development costs, net	2,409	2,417
Goodwill	965	965
Investments recorded at cost	1,482	1,352
Deferred income taxes	--	--
Other, net	250	390
Total assets	$ 67,053	$ 71,695

Liabilities and shareholders' equity:
Current liabilities:
Current portion of long-term debt and capital leases	$ 3,100	$ 10,510
Accounts payable	2,946	2,405
Accrued expenses	4,381	7,688
Deferred revenue	20,355	17,079
Deferred income taxes	--	219
Total current liabilities	30,782	37,901
Long-term portion of capital leases	3,935	2,463
Long-term debt	3,806	3,915
Deferred income taxes	236	422
Shareholders' equity
Common stock	46	45
Additional paid-in capital	37,137	36,502
Retained earnings (deficit)	(8,191)	(8,321)
Other comprehensive income (deficit)	(698)	(1,232)
Total shareholders' equity	28,294	26,994
Total liabilities and shareholders' equity	$ 67,053	$ 71,695